EXHIBIT 10.5

                    MANAGEMENT INCENTIVE PLAN

I.  Introduction

The Realty Income Corporation Management Incentive Plan is an annual, stock-based incentive plan that is designed to ensure that Realty Income Corporation is managed in keeping with the best short- and long-term interests of its shareholders and employees. In light of this objective, the plan rewards certain executives for the achievement of key corporate and individual-specific performance objectives. A participant's total award shall be determined on the basis of annual performance and shall be made in the form of restricted stock (50% of total award) and stock options (50% of total award), which encourage executives to focus on Realty Income Corporation's long-term success and shareholder interests. This document sets forth all terms and conditions of the plan as approved by the Board of Directors.

II.  Definitions

For the purposes of the Plan, the following terms shall have the meaning set forth below:

     "Board" means the Board of Directors of RIC.

     "Chairman" means the Chairman and Chief Executive Officer of
RIC.

     "Change in Control" means the acquisition of shares of RIC Common Stock by any person, entity or group in a transaction or series of transactions, resulting in the beneficial ownership of more than thirty percent of the outstanding Common Stock of RIC; a merger, consolidation or sale of substantially all the assets of RIC; a contested election of directors of RIC resulting in a majority of the nominees recommended by the Board of Directors of RIC not being elected; a change in composition within a sixty day period of a majority of RIC's Board of Directors; or any other event which results in a change of voting power sufficient to elect a majority of the Board of Directors of RIC.

     "Committee" means the Compensation Committee of the Board of Directors of RIC.

     "Date of Grant" means the date on which a Total Award is made (within a reasonable period after actual performance is determined).

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     "Exercise Price" of an RIC stock option means the price at which a share of RIC common stock can be purchased over a specified option term.

     "Funds from Operations" or "FFO" means net income excluding gain or loss from sales of properties, plus provision for impairment losses, plus depreciation and amortization. FFO per share means total FFO for a Performance Period divided by the average number of Common Shares outstanding for the Performance Period.

     "Grant Price" means the per share market value of RIC common stock on the date a Total Award is made.

     "Individual-Specific" means individual performance measures and/or objectives that can determine a portion of a Participant's
Total Award.

     "Maximum Award" means a Participant's maximum award for a certain portion of the Plan for a Performance Period. Maximum Award is determined by the Committee under the Plan and typically is expressed as a percentage of a Participant's Target Award.

     "Maximum Performance" means the performance objective at or above which a Maximum Award is made for a certain portion of the Plan.

     "Minimum Award" means a Participant's minimum award for a certain portion of the Plan for a Performance Period. Minimum Award is determined by the Committee under the Plan and typically is expressed as a percentage of a Participant's Target Award.

     "Minimum Performance" means the performance objective at which a Minimum Award is made for a certain portion of the Plan and below which no award is made for that portion of the Plan.

     "Participant" means any executive or key employee of RIC selected by the Committee to participate in the Plan.

     "Peer Group" means the group of peer companies used in RIC's proxy statement performance graph.

     "Performance Period" means an RIC fiscal year for which Total Awards under the Plan are made.

     "Plan" means the Realty Income Corporation Management
Incentive Plan.

     "President" means the President of RIC.

     "RIC" means Realty Income Corporation.

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     "Target Award" means a Participant's target award for a
certain portion of the Plan for a Performance Period. Target Award for each portion of the Plan is determined on the basis of the weight assigned to that portion of the Plan (i.e., a certain performance measure) and a Participant's Target Total Award.

     "Target Total Award" means a Participant's target Total
Award for a Performance Period, as determined by the Committee under the Plan. Target Total Award typically is expressed as a percentage of a Participant's base salary.

     "Target Performance" means the performance objective at which a Target Award is made for a certain portion of the Plan.

     "Total Award" means a stock-based award made by the Board to any Plan Participant for performance on FFO, TSR, and Individual-
Specific objectives for a Performance Period.

     "Total Shareholder Return" or "TSR" means a shareholder's annual percentage return on an investment in stock, including stock appreciation and dividends. TSR is calculated by adding RIC's stock price on the last day of a Performance Period to total dividends for that Performance Period, dividing the resulting value by RIC's stock price on the last day of the preceding Performance Period, and subtracting one from the resulting value.

III.  Basic Approach

The Plan rewards Participants for the achievement of three performance objectives:

     A predetermined FFO per share objective
     A predetermined measure of TSR relative to the Peer Group
     Individual-Specific objectives.

The Committee shall set a Target Total Award for each Participant that is expressed as a percentage of the Participant's base salary. A Target Total Award is set on the basis of competitive pay practices and the scope of a Participant's responsibilities. Each performance objective carries a certain weight in determining a Participant's actual Total Award. For the Chairman and the President, FFO performance carries a weight of 75% and TSR performance carries a weight of 25% of the Total Award. For other Participants, FFO performance carries a weight of 60%, TSR performance carries a weight of 20%, and Individual-Specific performance carries a weight of 20% of the Total Award.

     FFO per share performance. At the beginning of a Performance Period, the Committee shall set Minimum Performance,
Target Performance, and Maximum Performance objectives for FFO

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per share performance.  In addition, the Committee shall set corresponding Target Award levels and Minimum Award and Maximum
Award levels for FFO per share performance.

     Relative TSR performance. At the beginning of a Performance Period, the Committee shall set Minimum Performance, Target Performance, and Maximum Performance objectives for relative TSR performance. In addition, the Committee shall set corresponding Target Award levels, Minimum Award levels, and Maximum Award levels for relative TSR performance. No award shall be made to Participants for the relative TSR portion of the Plan if actual TSR is zero or negative, regardless of TSR performance vis-a-vis the Peer Group for the Performance Period.

     Individual-Specific performance. At the beginning of a Performance Period, the Chairman and the President -- whose Total Awards are not determined on the basis of any Individual-Specific objectives -- shall work with other Participants to develop their Individual-Specific objectives. Following the end of each Performance Period, the Chairman and the President shall make recommendations to the Committee on the percentage of Target Award that should be paid to a Participant on the basis of whether individual performance is below expectations, meets expectations, or exceeds expectations.

An example of how performance and award levels could be set is provided in Table 1 below.

TABLE 1
-------

        Performance Objectives and Award Levels -- Example

                                           Performance Level
Performance Objectives                 --------------------------
   and Award Levels                    Minimum   Target   Maximum
-----------------------------------------------------------------

FFO Performance
===============
   FFO Per Share Objective               $2.05    $2.10     $2.15
   Percentage of Target Award
     made for FFO Performance              50%     100%      150%

TSR Performance
===============
   TSR Objective (e.g., TSR Rank
     relative to Peer Group)             Third   Second     First
   Percentage of Target Award
     made for TSR Performance              50%     100%      150%


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(continued)

TABLE 1
-------

        Performance Objectives and Award Levels - Example

                                           Performance Level
Performance Objectives                 --------------------------
   and Award Levels                    Minimum   Target   Maximum
-----------------------------------------------------------------

Individual-Specific Performance
===============================
   Performance on Individual-
     Specific Objectives                 Below    Meets   Exceeds
   Percentage of Target Award
     made for Individual Performance        0%     100%      150%

After actual performance and corresponding awards for each portion of the Plan are determined, a Participant's Total Award shall be calculated as the sum of awards from each portion of the Plan. Straight-line interpolation shall be used to determine award levels for actual performance between Minimum Performance and Target Performance, or actual performance between Target Performance and Maximum Performance. A Participant shall receive no award on a performance measure if actual performance for that measure is below the Minimum Performance objective. A Participant shall receive the Maximum Award on a performance measure if actual performance for that measure is at or above the Maximum Performance objective.

After a Participant's Total Award is calculated, 50% of the Participant's Total Award shall be made in the form of restricted stock and 50% shall be made in the form of stock options. The number of underlying shares that is granted in the form of restricted stock shall be determined by dividing 50% of the Total Award by RIC's stock price (the Grant Price) on the Date of Grant. The number of underlying shares that is granted in the form of stock options shall be determined by dividing 50% of the Total Award by the expected value of an RIC stock option on the Date of Grant (using the same Grant Price). The expected value of an RIC stock option shall be estimated by a third party using the binomial option valuation formula, a widely accepted formula for determining the expected value of stock options. The Exercise Price of stock options shall equal the Grant Price.

The number of restricted stock and stock option shares granted shall be rounded to the nearest 100. Table 2 below provides an example of how the number of underlying shares granted in the

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form of restricted stock and stock options is determined for a
Participant who earns an assumed Total Award of $40,000.

TABLE 2
-------

    How the Number of Underlying Shares for a Total Award is
     Determined - Example (Assuming Total Award of $40,000)

      Number of Underlying Shares Made in Restricted Stock
-----------------------------------------------------------------
                                                       Number of
  50% of Total      Assumed                            RS Shares
  Award Made in      Grant          Number of        (rounded to
Restricted Stock     Price          RS Shares        nearest 100)
----------------    -------         ---------        ------------
    $ 20,000        $ 22.00            909                900
=================================================================

        Number of Underlying Shares Made in Stock Options
-----------------------------------------------------------------
                               Assumed                 Number of
  50% of Total      Assumed    Binomial    Number      SO Shares
  Award Made in      Grant      Value      of SO     (rounded to
  Stock Options      Price       (1)       Shares    nearest 100)
----------------    -------    --------    ------    ------------
    $ 20,000        $ 22.00     $ 5.76      3,472       3,500
=================================================================

RS: restricted stock; SO: stock option

(1) Assumed binomial option value of $5.76 was using assumptions for interest rate, stock volatility, dividend yield, and option term.

All restricted stock and stock option grants made pursuant to the Plan shall be made in accordance with the provisions of RIC's
Stock Incentive Plan.

IV.  Assessment of Performance

Actual performance for FFO, TSR, and Individual-Specific measures shall be determined as of the last day of a Performance Period.
Actual performance shall be assessed as soon as feasible after the end of a Performance Period.

V.  Adjustment of Performance Objectives

The Committee shall determine performance objectives for FFO per share performance and relative TSR performance at the beginning of each Performance Period (i.e., within the first three months

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of the Performance Period).  The Committee shall have the
authority to change performance objectives from one Performance
Period to another or in the event of special circumstances (e.g., in the event that a company is added to or omitted from the Peer
Group that is used to determine relative TSR performance).

At the beginning of each Performance Period (i.e., within the first three months of the Performance Period), the Chairman and the President shall work with other Participants to develop their Individual-Specific objectives. The Chairman and the President shall have the authority to change performance objectives from one Performance Period to another or in the event of special circumstances (e.g., in the event that a Participant's position or scope of responsibilities changes).

VI.  Adjustment of Awards Levels

The Committee shall set Participants' Target Total Award, Minimum
Award, Target Award, and Maximum Award levels under the Plan and shall have the authority to adjust award levels on the basis of competitive practices and/or RIC's business objectives.

VII.  Timing of Total Award Payments

All Total Awards shall be made as soon as feasible after all performance results for the Performance Period are available. The number of underlying shares for restricted stock and stock options that are granted shall be determined on the basis of RIC's stock price (the Grant Price) on the Date of Grant.

VIII.  Vesting of Total Awards

Restricted stock and stock options that comprise a Total Award shall vest over three years, with one-third of the Total Award vesting one year after the Date of Grant, one-third vesting two years after the Date of Grant, and one-third vesting three years after the Date of Grant. Dividends on the restricted stock portion of a Total Award shall be payable from the Date of Grant.

IX.  Participation

Participation in the Plan shall be limited to executives and key employees who have a significant impact on the growth and profitability of RIC. The Chairman shall make recommendations to the Committee on which executives and key employees should participate in the Plan. The Committee shall have the authority to approve employees for participation in the Plan.





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X.  Separation of Employment

Payment of a Total Award under the Plan shall be conditioned on a Participant's continued employment with RIC during the entire
Performance Period.

Separation of employment for cause. In the event that a Participant's employment with RIC is terminated for a reason other than death, disability, retirement, or a Change in Control, any Total Award for the current, incomplete Performance Period shall be forfeited.

Separation of employment without cause. If employment ends by reason of death, disability, retirement, or a Change in Control, a Total Award shall be paid subject to the conditions of the Plan and Committee approval, except that the Total Award shall be prorated on the basis of the number of months in the Performance Period actually completed prior to said death, disability, retirement, or Change in Control.

     Timing and form of payment. If employment ends by reason of death, disability, or retirement, such a Total Award shall be payable in cash at the same time as those paid to Participants who complete the Performance Period (as described in Section VII above).

If employment ends by reason of a Change in Control, a prorated Target Total Award shall be payable in cash immediately. The prorated Target Total Award shall be made on the basis of the number of months in the Performance Period actually completed prior to the Change in Control.

     Nonvested stock awards earned from preceding Performance Periods. If employment ends by reason of death, disability, retirement, or a Change in Control, all nonvested restricted stock and stock options earned in preceding Performance Periods shall vest in accordance with the provisions of RIC's Stock Incentive Plan.

XI.  Miscellaneous

(a) Term and Adoption of the Plan - The Plan, as set forth herein, shall become effective on August 19, 1996. The Plan shall remain in effect until it is terminated pursuant to subsection (b) below. The adoption of this Plan or any modification hereof does not imply any commitment to continue the Plan, or any modification thereof, or adopt any other plan for incentive compensation for any succeeding year. Neither the Plan nor any Total Award made under the Plan shall create any employment contract or relationship between RIC and any Participant. Furthermore, no person has any rights with respect

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to a Total Award until it is payable to such person after the expiration of the applicable Performance Period and verification of actual performance on FFO, TSR, and applicable Individual-
Specific measures.

(b) Right to Amend or Terminate the Plan - The Board can amend, suspend, or terminate the Plan at any time and for any reason, except that the provisions of the Plan pertaining to the amount and timing of a Total Award shall not be amended more than once in any 12-month period.

(c) Liens on Company Assets - No Participant shall hold a lien on any assets of RIC by reason of any Total Award made under the Plan.

(d) Payment of Awards - Payment of Total Awards under the Plan for a particular Performance Period shall be made as soon as feasible following the end of that Performance Period. All Total Awards shall be made in the form of restricted stock (50% of Total Award) and stock options (50% of Total Award).

(e) Deductions - RIC retains the right to deduct from all amounts paid in restricted stock and stock options any taxes required by law to be withheld from such payments.

(f) Plan Agreement - Each Participant must sign the Realty Income Corporation Management Incentive Plan Agreement (Attachment 1) to confirm his or her participation in the Plan under the terms and conditions set forth herein. A new agreement must be signed within the first four months of each Performance Period.





















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                          ATTACHMENT 1

               MANAGEMENT INCENTIVE PLAN AGREEMENT


This document shall constitute the agreement between Realty Income Corporation (RIC) and _________________________________
(the Participant), which confirms participation in the Realty Income Corporation Management Incentive Plan (the Plan).

Subject to the terms and conditions of the Plan, you are a Participant in the Performance Period beginning January 1, 1996 and ending December 31, 1996. Your Target Total Award for the
Performance Period shall be __% of your base salary, or $_______, as shown in Table 1 below.

TABLE 1
-------

                   Target Total Award
Base Salary       as a % of Base Salary        Target Total Award
----------        ---------------------        ------------------
$_________               _____%                    $_________

Your actual Total Award shall be calculated on the basis of the achievement of the performance objectives specified pursuant to the terms of the Plan and as described in this agreement. RIC reserves the right to amend performance objectives and targets on the basis of factors beyond the control of the Participant. The performance objectives, the weight each objective carries in determining your Total Award, and the award levels for the Performance Period are shown in Table 2 below.




















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TABLE 2
-------

          1996 Performance Objectives and Award Levels
                      (Name of Participant)

                                           Performance Level
Performance Objectives                 --------------------------
   and Award Levels                    Minimum   Target   Maximum
-----------------------------------------------------------------

FFO Performance
===============
Carries Weight of __% of Total Award
   FFO Per Share Objective               $2.05    $2.10     $2.15
   Percentage of Target Award
     made for FFO Performance              50%     100%      150%

TSR Performance
===============
Carries Weight of __% of Total Award
   TSR Ranking Objective (relative
     to Proxy Performance Graph
     Peer Group)                         Third   Second     First
   Percentage of Target Award
     made for TSR Performance              50%     100%      150%

Individual-Specific Performance
===============================
Carries Weight of __% of Total Award
   Performance on Individual-
     Specific Objectives                 Below    Meets   Exceeds
   Percentage of Target Award
     made for Individual Performance        0%     100%      150%

Pursuant to the provisions of the Plan, your Total Award shall be made in the form of restricted stock (50% of the Total Award) and stock options (50% of the Total Award). The number of underlying shares that is granted to you in the form of restricted stock and stock options shall be determined on the basis of RIC's stock price (the Grant Price) on the Date of Grant. The Exercise Price on stock options shall equal the Grant Price. Your Total Award shall be made as soon as feasible after the end of the Performance Period.

Restricted stock and stock options that comprise a Total Award shall vest over three years, with one-third of the Total Award vesting one year after the Date of Grant, one-third vesting two years after the Date of Grant, and one-third vesting three years after the Date of Grant. Dividends on the restricted stock portion of a Total Award shall be payable from the Date of Grant.

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In the event that your employment with the Company is terminated for reasons other than death, disability, retirement, or a Change in Control, any Total Award for the current, incomplete
Performance Period or nonvested restricted shares or stock options from preceding Performance Periods shall be forfeited.
(See Section X of the Realty Income Corporation Management
Incentive Plan.)

Please read the Realty Income Corporation Management Incentive
Plan carefully and retain a copy of the plan document and a copy of the plan agreement for your reference. Indicate your acceptance of the terms of this agreement by signing in the space provided below.



Accepted:                               Accepted:

Realty Income Corporation               (Name of Participant)



By:_______________________              _________________________
   William E. Clark
   Chief Executive Officer

Date:_____________________              Date:____________________























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